Exhibit 99.1
FOR IMMEDIATE RELEASE
ADAPTHEALTH CORP. ANNOUNCES SECOND QUARTER 2025 RESULTS
CONSHOHOCKEN, Pa. – August 5, 2025 - AdaptHealth Corp. (NASDAQ: AHCO) (“AdaptHealth” or the “Company”), a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services, announced today financial results for the second quarter ended June 30, 2025.
Second Quarter Results and Highlights

All comparisons are to the quarter ended June 30, 2024 unless otherwise stated.
•Net revenue was $800.4 million compared to $806.0 million, a decrease of 0.7%.
•Net income attributable to AdaptHealth Corp. was $14.7 million compared to net income of $19.4 million.
•Adjusted EBITDA was $155.5 million compared to $165.3 million, a decrease of 5.9%.
•Cash flow from operations was $257.5 million year-to-date 2025, an increase from $247.0 million during the comparable period in 2024, and free cash flow was $73.3 million year-to-date 2025, compared to $77.9 million during the comparable period in 2024.
•The Company closed on its previously disclosed sales of certain incontinence assets and certain infusion assets in its Wellness at Home segment.
Management Commentary

“AdaptHealth’s momentum continues to build”, said Suzanne Foster, CEO of AdaptHealth. “We delivered another quarter of solid results in the second quarter. We are driving revenue growth, underscored by today’s milestone announcement of a new capitated partnership with a major national healthcare system. We are advancing multiple initiatives to boost operating efficiency, elevate the patient experience, and expand our profit margins. And we are making rapid progress reducing debt and fortifying our financial position. Step by step, we are executing on a focused plan to unlock the full value of our enterprise, guided by our dedication to providing exceptional service to the 4.2 million patients that depend on us.”
Financial Outlook

The Company is updating previous financial guidance for fiscal year 2025, as follows:
•Net revenue of $3.18 billion to $3.26 billion, from $3.15 billion to $3.29 billion
•Adjusted EBITDA of $642 million to $682 million, from $662 million to $702 million
•Free cash flow of $170 million to $190 million, unchanged
Conference Call
Management will host a teleconference today, Tuesday, August 5, 2025, at 8:30 am ET to discuss the results and business activities with analysts and investors.

Interested parties may participate in the call by dialing:
•800-343-4136 (Domestic) or
•203-518-9843 (International)

When prompted, reference Conference ID: AHCO2Q25
To access the Webcast, please go to the Company’s Investor Relations page at https://adapthealth.com/investorrelations/
Following the live call, a replay will be available for six months on the Company's website, www.adapthealth.com, under "Investor Relations."
About AdaptHealth Corp.

AdaptHealth is a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services. The Company operates under four reportable segments that align with its product categories: (i) Sleep Health, (ii) Respiratory Health, (iii) Diabetes Health, and (iv) Wellness at Home. The Sleep Health segment provides sleep therapy equipment, supplies and related services (including CPAP and BiLevel services) to individuals for the treatment of obstructive sleep apnea. The Respiratory Health segment provides oxygen and home mechanical ventilation equipment and supplies and related chronic therapy services to individuals for the treatment of respiratory diseases, such as chronic obstructive pulmonary disease and chronic respiratory failure. The Diabetes Health segment provides medical devices, including continuous glucose monitors and insulin pumps, and related services to patients for the treatment of diabetes. The Wellness at Home segment provides home medical equipment and services to patients in their homes including those who have been discharged from acute care and other facilities. The segment tailors a service model to patients who are adjusting to new lifestyles or navigating complex disease states by providing essential medical supplies and durable medical equipment.

The Company is proud to partner with an extensive and highly diversified network of referral sources, including acute care hospitals, sleep labs, pulmonologists, skilled nursing facilities, and clinics. AdaptHealth services beneficiaries of Medicare, Medicaid, and commercial insurance payors, reaching approximately 4.2 million patients annually in all 50 states through its network of approximately 630 locations in 47 states.
Forward-Looking Statements
This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations and the Company’s acquisition pipeline. These statements are based on various assumptions and on the current expectations of AdaptHealth management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which the Company may become a party or governmental investigations to which the Company may become subject that could interrupt or limit the Company’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in the Company’s customers’ preferences, prospects and the competitive conditions prevailing in the healthcare sector. A further description of such risks and uncertainties can be found in the Company’s filings with the Securities and Exchange Commission. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently knows or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Use of Non-GAAP Financial Information and Financial Guidance

The Company uses EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and free cash flow, which are financial measures that are not in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, to analyze its financial results and believes that they are useful to investors, as a supplement to U.S. GAAP measures. In addition, the Company’s ability to incur additional indebtedness and make investments under its existing credit agreement is governed, in part, by its ability to satisfy tests based on a variation of Adjusted EBITDA.

The Company believes Adjusted EBITDA and Adjusted EBITDA Margin are useful to investors in evaluating the Company’s financial performance. The Company uses Adjusted EBITDA as the profitability measure in its incentive compensation plans that have a profitability component and to evaluate acquisition opportunities, where it is most often used for purposes of contingent consideration arrangements.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin should not be considered as measures of financial performance under U.S. GAAP, and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. Accordingly, these key business metrics have limitations as an analytical tool. They should not be considered as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity.

The Company uses free cash flow, which is a financial measure that is not in accordance with U.S. GAAP, in its operational and financial decision-making and believes free cash flow is useful to investors because similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate the Company's competitors and to measure the ability of companies to service their debt. The Company's presentation of free cash flow should not be construed as a measure of liquidity or discretionary cash available to the Company to fund its cash needs, including investing in the growth of its business and meeting its obligations.

Free cash flow should not be considered as a measure of financial performance under U.S. GAAP. Accordingly, this key business metric has limitations as an analytical tool. It should not be considered as an alternative to any performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of AdaptHealth’s liquidity.

This release contains non-GAAP financial guidance. There is no reliable or reasonably estimable comparable GAAP measure for the Company’s non-GAAP financial guidance because the Company is not able to reliably predict the impact of certain items that typically have one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of future operating results. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods. As a result, reconciliation of the non-GAAP financial guidance to the most directly comparable GAAP measure is not available without unreasonable effort. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results.

In addition, the Company’s financial guidance in this release excludes the impact of any potential additional future strategic acquisitions and any items that have not yet been identified and quantified. The financial guidance is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release.

ADAPTHEALTH CORP.
Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash	$68,630	$109,747
Accounts receivable	393,593	408,019
Inventory	148,852	139,842
Prepaid and other current assets	46,926	45,432
Assets held for sale	—	52,748
Total current assets	658,001	755,788
Equipment and other fixed assets, net	487,993	474,556
Operating lease right-of-use assets	96,708	105,999
Finance lease right-of-use assets	40,817	37,801
Goodwill	2,651,085	2,675,166
Identifiable intangible assets, net	95,174	105,548
Deferred tax assets	302,235	314,505
Other assets	18,812	17,584
Total Assets	$4,350,825	$4,486,947
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$477,202	$437,985
Current portion of long-term debt	16,250	16,250
Current portion of operating lease obligations	28,221	29,945
Current portion of finance lease obligations	15,223	14,315
Contract liabilities	56,290	34,944
Other liabilities	28,906	26,505
Liabilities held for sale	—	7,043
Total current liabilities	622,092	566,987
Long-term debt, less current portion	1,792,741	1,964,921
Operating lease obligations, less current portion	72,207	80,275
Finance lease obligations, less current portion	25,486	24,630
Other long-term liabilities	244,173	272,016
Total Liabilities	2,756,699	2,908,829
Total Stockholders' Equity	1,594,126	1,578,118
Total Liabilities and Stockholders' Equity	$4,350,825	$4,486,947

ADAPTHEALTH CORP.
  Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Six Months Ended
(in thousands, except per share data)	June 30,		June 30,
	2025	2024	2025	2024
Net revenue	$800,372	$805,975	$1,578,254	$1,598,472
Costs and expenses:
Cost of net revenue	645,714	636,622	1,303,158	1,271,652
General and administrative expenses	97,436	99,363	184,290	188,404
Depreciation and amortization, excluding patient equipment depreciation	10,195	11,395	20,609	22,760
Goodwill impairment	—	6,548	—	13,078
Total costs and expenses	753,345	753,928	1,508,057	1,495,894
Gain on sale of businesses	(32,225)	—	(32,225)	—
Operating income	79,252	52,047	102,422	102,578
Interest expense, net	27,533	33,038	55,932	65,510
Change in fair value of warrant liability	—	(7,010)	—	443
Other (income) loss, net	—	(1,760)	—	3,345
Income before income taxes	51,719	27,779	46,490	33,280
Income tax expense	35,891	7,248	36,741	13,858
Net income	15,828	20,531	9,749	19,422
Income attributable to noncontrolling interest	1,154	1,096	2,282	2,121
Net income attributable to AdaptHealth Corp.	$14,674	$19,435	$7,467	$17,301

Weighted average common shares outstanding - basic	134,993	133,218	134,897	133,066
Weighted average common shares outstanding - diluted	137,071	136,029	137,181	135,698

Basic net income per share	$0.10	$0.13	$0.05	$0.12
Diluted net income per share	$0.10	$0.13	$0.05	$0.12

ADAPTHEALTH CORP.
Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
(in thousands)	2025	2024
Cash flows from operating activities:
Net income	$9,749	$19,422
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including patient equipment depreciation	186,705	184,038
Goodwill impairment	—	13,078
Equity-based compensation	11,427	9,751
Change in fair value of warrant liability	—	443
Reduction in the carrying amount of operating lease right-of-use assets	15,300	17,770
Reduction in the carrying amount of finance lease right-of-use assets	7,096	4,793
Deferred income tax expenses	12,643	12,103
Change in fair value of interest rate swaps, net of reclassification adjustment	—	(367)
Amortization of deferred financing costs	3,105	2,729
Payment of contingent consideration from an acquisition	—	(1,850)
Gain on sale of businesses	(32,225)	—
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	8,868	(48,166)
Inventory	(9,713)	(10,254)
Prepaid and other assets	(4,578)	16,225
Operating lease obligations	(15,812)	(17,887)
Operating liabilities	64,956	45,191
Net cash provided by operating activities	257,521	247,019
Cash flows from investing activities:
Purchases of equipment and other fixed assets	(184,250)	(169,163)
Payments for business acquisitions, net of cash acquired	(18,561)	—
Proceeds from the sale of businesses, net of cash disposed	115,674	—
Receipt of contingent consideration from the sale of assets	1,156	—
Net cash used in investing activities	(85,981)	(169,163)
Cash flows from financing activities:
Repayments on long-term debt and lines of credit	(175,000)	(145,000)
Proceeds from borrowings on lines of credit	—	75,000
Repayments of finance lease obligations	(8,346)	(4,890)
Proceeds from the exercise of stock options	—	545
Proceeds received in connection with employee stock purchase plan	564	607
Payments relating to the Tax Receivable Agreement	(25,012)	(1,432)
Distributions to noncontrolling interests	(2,573)	(3,500)
Payments for tax withholdings from vesting of restricted stock units	(2,079)	(1,399)
Payments of contingent consideration and deferred purchase price from acquisitions	(211)	(5,087)
Net cash used in financing activities	(212,657)	(85,156)
Net decrease in cash	(41,117)	(7,300)
Cash at beginning of period	109,747	77,132
Cash at end of period	$68,630	$69,832

Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin
This press release presents AdaptHealth’s EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin for the three and six months ended June 30, 2025 and 2024.
AdaptHealth defines EBITDA as net income (loss) attributable to AdaptHealth Corp., plus net income (loss) attributable to noncontrolling interests, interest expense, net, income tax expense (benefit), and depreciation and amortization, including patient equipment depreciation.
AdaptHealth defines Adjusted EBITDA as EBITDA (as defined above), plus equity-based compensation expense, change in fair value of the warrant liability, goodwill impairment, litigation settlement expense (gain), gain on sale of businesses, and certain other non-recurring items of expense or income.

AdaptHealth defines Adjusted EBITDA Margin as Adjusted EBITDA (as defined above) as a percentage of net revenue.

The following unaudited table presents the reconciliation of net income attributable to AdaptHealth Corp. to EBITDA and Adjusted EBITDA, and the reconciliation of net income attributable to AdaptHealth Corp. as a percentage of net revenue to Adjusted EBITDA Margin, for the three months ended June 30, 2025 and 2024:

	Three Months Ended June 30,
	2025		2024
(in thousands, except percentages)	Dollars	Revenue Percentage	Dollars	Revenue Percentage
Net income attributable to AdaptHealth Corp.	$14,674	1.8%	$19,435	2.4%
Income attributable to noncontrolling interest	1,154	0.1%	1,096	0.1%
Interest expense, net	27,533	3.4%	33,038	4.1%
Income tax expense	35,891	4.5%	7,248	0.9%
Depreciation and amortization, including patient equipment depreciation	92,360	11.5%	91,162	11.3%
EBITDA	171,612	21.3%	151,979	18.8%
Equity-based compensation expense (a)	6,131	0.8%	5,218	0.6%
Change in fair value of warrant liability (b)	—	—%	(7,010)	(0.9)%
Goodwill impairment (c)	—	—%	6,548	0.8%
Litigation settlement gain (d)	—	—%	(1,760)	(0.2)%
Gain on sale of businesses (e)	(32,225)	(4.0)%	—	—%
Other non-recurring expenses, net (f)	10,026	1.3%	10,340	1.3%
Adjusted EBITDA	$155,544	19.4%	$165,315	20.5%
Adjusted EBITDA Margin		19.4%		20.5%

(a)	Represents equity-based compensation expense for awards granted to employees and non-employee directors.
(b)	Represents a non-cash gain for the change in the estimated fair value of the warrant liability. These warrants expired on November 8, 2024.
(c)	Represents a non-cash goodwill impairment charge relating to an immaterial business disposal during 2024.
(d)
Represents a pre-tax gain for the change in fair value of shares of Common Stock of the Company that were issued in July 2024 following final court approval of a previously disclosed securities settlement.

(e)	Represents pre-tax gains associated with the dispositions of two businesses within the Company's Wellness at Home segment.
(f)
The 2025 period consists of $6.9 million of consulting expenses associated with asset dispositions (of which $5.1 million relates to contingent success fees on the sales of businesses), $1.0 million of transaction costs associated with acquisitions, and $2.1 million of other non-recurring expenses. The 2024 period consists of $5.8 million of consulting expenses associated with systems implementation activities, $1.6 million of expenses associated with litigation, a $0.9 million write-down of assets, $0.3 million of consulting expenses associated with asset dispositions, and $1.7 million of other non-recurring expenses.

The following unaudited table presents the reconciliation of net income attributable to AdaptHealth Corp. to EBITDA and Adjusted EBITDA, and the reconciliation of net income attributable to AdaptHealth Corp. as a percentage of net revenue to Adjusted EBITDA Margin, for the six months ended June 30, 2025 and 2024:

	Six Months Ended June 30,
	2025		2024
(in thousands, except percentages)	Dollars	Revenue Percentage	Dollars	Revenue Percentage
Net income attributable to AdaptHealth Corp.	$7,467	0.5%	$17,301	1.1%
Income attributable to noncontrolling interest	2,282	0.1%	2,121	0.1%
Interest expense, net	55,932	3.6%	65,510	4.1%
Income tax expense	36,741	2.3%	13,858	0.9%
Depreciation and amortization, including patient equipment depreciation	186,705	11.8%	184,038	11.5%
EBITDA	289,127	18.3%	282,828	17.7%
Equity-based compensation expense (a)	11,427	0.7%	9,751	0.6%
Change in fair value of warrant liability (b)	—	—%	443	—%
Goodwill impairment (c)	—	—%	13,078	0.8%
Litigation settlement expense (d)	—	—%	3,345	0.2%
Gain on sale of businesses (e)	(32,225)	(2.0)%	—	—%
Other non-recurring expenses, net (f)	15,153	1.0%	14,355	0.9%
Adjusted EBITDA	$283,482	18.0%	$323,800	20.3%
Adjusted EBITDA Margin		18.0%		20.3%

(a)	Represents equity-based compensation expense for awards granted to employees and non-employee directors.
(b)	Represents a non-cash charge for the change in the estimated fair value of the warrant liability. These warrants expired on November 8, 2024.
(c)	Represents a non-cash goodwill impairment charge relating to an immaterial business disposal during 2024.
(d)
Represents a $2.4 million charge for the change in fair value of shares of Common Stock of the Company that were issued in July 2024 following final court approval of a previously disclosed securities settlement, as well as an expense of $0.9 million to settle a shareholder derivative complaint.

(e)	Represents pre-tax gains associated with the dispositions of two businesses within the Company's Wellness at Home segment.
(f)
The 2025 period consists of $9.2 million of consulting expenses associated with asset dispositions (of which $5.1 million relates to contingent success fees on the sales of businesses), $2.0 million of consulting expenses associated with systems implementation activities, $1.1 million of transaction costs associated with acquisitions, and $2.8 million of other non-recurring expenses. The 2024 period consists of $6.9 million of consulting expenses associated with systems implementation activities, $2.8 million of expenses associated with litigation, a $1.6 million write-down of assets, $0.9 million of consulting expenses associated with asset dispositions, and $2.2 million of other non-recurring expenses.

Free Cash Flow
This press release presents AdaptHealth’s free cash flow for the three and six months ended June 30, 2025 and 2024.
AdaptHealth defines free cash flow as net cash provided by operating activities less cash paid for purchases of equipment and other fixed assets.
The following unaudited table reconciles net cash provided by operating activities to free cash flow for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended		Six Months Ended
(in thousands)	June 30,		June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$161,994	$197,984	$257,521	$247,019
Purchases of equipment and other fixed assets	(88,665)	(81,272)	(184,250)	(169,163)
Free cash flow	$73,329	$116,712	$73,271	$77,856

Contacts
AdaptHealth Corp.
Jason Clemens, CFA
Chief Financial Officer

Luke Montgomery
Senior Vice President, Investor Relations
IR@adapthealth.com